Exhibit 99.2

Quarterly

Operating

Supplement

September 30, 2004

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

QUARTERLY OPERATING SUPPLEMENT

Third Quarter 2004

Table of Contents

Highlights

Review of Operations

Condensed Consolidated Statements of Operations and Comprehensive Income

Condensed Consolidated Balance Sheets

Operating Expense Analysis

Effect of Insured Bond Refundings

Annual Financial and Statistical Data

Statutory Analytics and Investment Portfolio

Municipal New-Issue Market Data

Gross Par Value and Present Value Originated by FSA

FSA Insured Portfolio Profile

50 Largest Municipal Exposures

25 Largest Asset-Backed Exposures

FSA Asset-Backed Debt Service and Premiums

FSA Municipal Debt Service and Premiums

FSA Asset-Backed Net Debt Service and Net Premiums Amortizations and Ending Balances

FSA Municipal Net Debt Service and Net Premiums Amortizations and Ending Balances

Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide.  FSA’s financial strength is rated Triple-A by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I).  The Company is a member of the Dexia group, a leading European banking group with four core business lines: financial services to the local public sector, retail financial services, investment management services, and treasury and financial markets.

Financial Security Assurance Holdings Ltd.
Highlights

Financial Key Lines

	3rd Qtr. 2004	Year-to-date 2004	Full Year 2003

Net Income (Millions)	$91.8	$259.1	$290.6
Stockholders’ Equity (Millions)	2,428.6	2,428.6	2,168.4
Return on Average Equity	15.6%	15.1%	14.5%
GAAP: (1)
Loss Ratio(2)	(4.1)	3.6	9.5
Expense Ratio(2)	27.3	28.8	31.8
Combined Ratio(2)	23.2	32.4	41.3
Effective Tax Rates:
Net Investment Income	9.4	9.5	9.4
Underwriting and Other Income	36.8	33.7	34.2
Total Income	27.3	24.8	24.1

Reconciliation of Net Income to Operating Earnings(3)

(dollars in millions)	3rd Qtr. 2004	Year-to-date 2004	Full Year 2003

Net Income	$91.8	$259.1	$290.6
Less Fair-Value Adjustments for Insured CDS, net of taxes(4)	13.1	26.7	23.4
Operating Earnings	$78.7	$232.4	$267.2

Reconciliation of Book Value to Adjusted Book Value(3)

(dollars in millions)	September 30, 2004	December 31, 2003

Shareholders’ Equity (Book Value)(5)	$2,431.9	$2,168.4
After-Tax Value of:
Net Deferred Premium Revenue less DAC and goodwill	641.3	572.8
Present Value of Future Net Installment Premiums and Present Value of Future Net Interest Margin(6)	485.2	424.1
Less Fair-Value Adjustments for Insured CDS	(19.3)	6.5
Adjusted Book Value(7)	$3,539.1	$3,171.8

(1)          Accounting principles generally accepted in the United States of America (GAAP)

(2)          Relates solely to FSA.

(3)          Operating earnings and adjusted book value are not promulgated in accordance with GAAP and are not substitutes for net income or book value.  See Review of Operations for additional discussions.

(4)          This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps (CDS) that have investment-grade underlying credit quality.  They are excluded from operating earnings because they are expected to sum to zero over the lives of the relevant transactions.

(5)          Includes the effect of after-tax unrealized gains in the investment portfolio, which was $157.7 million at September 30, 2004 and $147.4 million at December 31, 2003.

(6)          The discount rate varies according to the year of origination.  For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years.  The rate was 5.62% in 2004 and 5.91% in 2003.

(7)          The Company began to exclude fair-value adjustments for insured CDS from ABV in the third quarter of 2004.  The December 31, 2003 amount is restated accordingly.

FSA HOLDINGS THIRD QUARTER 2004 RESULTS

NET INCOME

$92 Million in Q3 04 (+39% vs. Q3 03)

$259 Million in 9M 04 (+30% vs. 9M 03)

ORIGINATIONS (PRESENT VALUE)

$253 Million in Q3 04 (-3% vs. Q3 03)

$710 Million in 9M 04 (+3% vs. 9M 03)

New York, New York, November 4, 2004 — Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced third quarter 2004 net income of $91.8 million, 39.0% higher than in the prior year.

NET INCOME AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net Income	$91.8	$66.1	$259.1	$200.0
Less fair-value adjustments for insured credit default swaps, net of taxes [1]	13.1	3.1	26.7	5.9
Operating Earnings [1]	$78.7	$63.0	$232.4	$194.1

[1]          For definitions, see below, “Analysis of Financial Results – Operating Earnings.”Also see “Non-GAAP Terms,” below, for a discussion of measures not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP).

The Company increased operating earnings 24.8% for the third quarter and 19.7% for nine months, compared with results in the same periods last year.  See “Analysis of Financial Results,” below, for further discussion of earnings results.

Shareholders’ equity (book value) was $2.4 billion and non-GAAP adjusted book value (ABV) was $3.5 billion at September 30, 2004.  Over the past 12 months, ABV grew 16.7% excluding realized and unrealized capital gains and losses in the investment portfolio and 16.3% including such gains and losses.    The Company’s management considers ABV to be a reasonable proxy for the intrinsic value of the Company, exclusive of franchise value, because it captures deferred income from business already generated.  In the third quarter of 2004, the Company amended the definition of ABV to exclude fair-value adjustments for insured credit default swaps (CDS).  See “Non-GAAP Terms,” below, for more discussion of ABV and a reconciliation to book value.

Third-quarter present value (PV) originations were $252.7 million, 2.5% lower than in that period last year.  Year-to-date, however, PV originations reached $709.9 million, 2.6% higher than in the first nine months of 2003.

Robert P. Cochran, chairman and chief executive officer of the Company and FSA, said: “Business production for the first nine months was very solid, surpassing last year’s results for the same period and producing a strong earnings profile.

“While the U.S. municipal market has maintained considerable strength, our U.S. municipal originations decreased significantly in the third quarter as we maintained underwriting and pricing discipline in the face of declining new-issue volume and intensifying competition.

“Conversely, FSA’s U.S. asset-backed business made a very strong showing, as we found opportunities across a range of high-quality transactions.  We also had a steady contribution from our international business, although we have reduced our full-year expectations because a number of significant public infrastructure transactions have been delayed.  These results once again underscore the value of a diversified business approach across three distinct markets,” he added.

BUSINESS PRODUCTION

TOTAL NEW ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Gross par insured (dollars in billions)	$44.6	$27.5	$86.7	$64.2
PV originations (dollars in millions) [1]	252.7	259.3	709.9	692.0

[1]               The sum of (a) the present value of gross premiums originated (PV premiums), defined as estimated future installment premiums, measured as of the policy effectiveness date, discounted to their present value plus upfront premiums, and (b) the present value of estimated future net interest margin (PVNIM) generated in the financial products segment.  The discount rate, calculated based on the trailing three-year average pre-tax yield on the investment portfolio, was 5.62% in 2004 and 5.91% in 2003 for all originations.  PV premiums, PVNIM and PV originations are non-GAAP measures.  For further discussion and a reconciliation of total PV originations to gross premiums written, see below, “Analysis of Financial Results – Premiums.”

Unless otherwise noted, percentage changes mentioned in this release compare the period named with the comparable period of the prior year.

U.S. MUNICIPAL NEW ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Gross par insured (dollars in billions)	$13.1	$17.5	$36.6	$44.2
PV premiums (dollars in millions)	97.5	160.0	322.9	368.6

Year-to-date, new-issue volume in the U.S. municipal bond market reached $267.4 billion, an 8.2% decline.  Insurance penetration was approximately 55%, compared with 52% for nine months of last year.  In this environment, FSA insured approximately 24% of the par amount of insured new issues sold year-to-date.

Including both primary and secondary U.S. municipal obligations with closing dates in the third quarter, the par amount insured by FSA decreased 25.5%, and PV premiums decreased 39.1%.  New-issue market volume declined, and insurance pricing was highly competitive.  In this environment, FSA adhered to its underwriting and pricing discipline.  For the first nine months, FSA’s U.S. municipal par originated declined 17.1%, and PV premiums declined 12.4%.

U.S. ASSET-BACKED NEW ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Gross par insured (dollars in billions)	$28.3	$5.3	$41.6	$11.8
PV premiums (dollars in millions)	100.6	51.1	185.4	138.2

The Company insured more than five times as much U.S. asset-backed par in the third quarter of 2004 than in that of 2003, with the strongest activity in the pooled corporate and residential mortgage sectors. The associated PV premiums, which increased 96.9%, did not grow as much as par insured because all of the growth in par volume came from transactions of Triple-A underlying credit quality.  Such high-quality transactions tend to have relatively low premium rates but tend to achieve good returns on equity.  This business was also the main driver of U.S. asset-backed growth for the nine-month period, in which par insured more than tripled and PV premiums increased 34.2%.

INTERNATIONAL NEW ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Gross par insured (dollars in billions)	$3.2	$4.7	$8.5	$8.2
PV premiums (dollars in millions)	34.7	35.1	149.0	153.8

FSA’s international business was driven primarily by pooled corporate and public infrastructure transactions during the third quarter. International par insured decreased 32.1% for the quarter, and the related PV premiums were relatively flat. The decline in par volume came primarily in the residential mortgage sector, where two large, Triple-A synthetic transactions with relatively low premium rates were executed in the third quarter of 2003.  For the first nine months, international par insured increased 3.5%, and international PV premiums decreased 3.1%.

FINANCIAL PRODUCTS NEW ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Gross PVNIM (dollars in millions)	$19.9	$13.1	$52.6	$31.4

PVNIM generated in the financial products segment rose 51.9% for the third quarter and 67.5% for the nine-month period.  The third-quarter growth reflects increased activity in both municipal and structured guaranteed investment contracts (GICs). As previously disclosed, GIC activity in the first half of 2003 was constrained until the Company received an exemption from the Investment Company Act of 1940 in April of that year.

ANALYSIS OF FINANCIAL RESULTS

NET INCOME. Third-quarter net income rose 39.0% to $91.8 million from $66.1 million in the third quarter of 2003.  The following table provides the after-tax amounts of certain income and expense items that management believes are useful in analyzing net income:

NOTEWORTHY ITEMS INCLUDED IN NET INCOME

(All items shown net of taxes. Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Refundings, calls or other accelerations [1]	$5.2	$5.2	$17.8	$11.2
Realized gains (losses), net	0.8	0.1	(0.8)	3.0
Equity-based compensation [2]	(8.7)	(4.9)	(23.0)	(18.1)
Equity in earnings and impairment of goodwill of SPS [3]	(7.5)	(11.0)	(7.2)	(9.3)
Equity in earnings of XLFA [4]	(10.0)	5.1	3.2	11.6
Fair-value adjustments for insured CDS [5]	13.1	3.1	26.7	5.9

[1]               Net of deferred acquisition cost amortization.

[2]               The Company has always included in net income the currently vested future-value payout cost of its performance share program, which is the Company’s only equity-based compensation program.

[3]               SPS Holding Corp. (SPS) is a mortgage servicing holding company in which the Company owns a minority interest.  At September 30, 2004, the Company’s interest in SPS had a book value of $49.6 million.  In the third quarter of 2004, the Company recorded in equity in earnings an impairment of $7.6 million of unamortized goodwill related to SPS because of challenges encountered by SPS in acquiring new business, despite a servicer rating of “average.”  SPS was named Fairbanks Capital Holding Corp. until June 30, 2004.

[4]               XL Financial Assurance Ltd (XLFA) is a financial guaranty insurance company in which the Company owns a minority interest.  XLFA reinsures business originated by FSA and other financial guarantors.  The Company recently refined the method for estimating the carrying amount of this investment.  As a result, the Company charged equity in earnings $11.7 million in the third quarter and reduced its carrying value in this investment from $68.1 million to $56.4 million as of September 30, 2004.

[5]               This item is excluded from operating earnings.

OPERATING EARNINGS.  The Company defines operating earnings (a non-GAAP measure) as net income before the effects of fair-value adjustments for FSA-insured CDS that have investment-grade underlying credit quality and must be marked to fair value under Statement of Financial Accounting Standards No. 133 (SFAS No. 133).  Because CDS contracts are generally non-cancelable prior to maturity, the Company views insured CDS risks as comparable to other insured risks.   Because the SFAS No. 133 adjustments for each guaranteed CDS are expected to sum to zero over the life of the transaction, the Company considers operating earnings a key measure of normal operating results.

Third-quarter operating earnings of $78.7 million were lower than net income because they exclude positive fair-value adjustments totaling $19.4 million ($13.1 million after taxes).  The fair-value adjustments primarily reflect tightening of market credit spreads.  The comparable fair-value adjustments in the third quarter of 2003 were gains totaling $4.5 million ($3.1 million after taxes).

Nine-month operating earnings of $232.4 million were lower than net income because they exclude positive fair-value adjustments totaling $39.4 million ($26.7 million after taxes).  The comparable fair-value adjustments in the first nine months of 2003 were gains totaling $8.6 million ($5.9 million after taxes).

PREMIUMS. The following tables reconcile gross premiums written to PV originations and summarize net earned and written premiums.  PV premiums, PVNIM and PV originations are non-GAAP measures that the Company employs as indicators of a given period’s origination activity because a substantial portion of the Company’s premium and net interest margin revenue is collected in installments. In contrast, gross premiums written captures premiums collected in the period, whether collected for business originated in the period or in installments for business originated in prior periods.

RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV ORIGINATIONS

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Gross premiums written	$198.2	$262.1	$623.8	$686.5
Gross installment premiums received	(83.0)	(82.4)	(253.4)	(252.6)
Gross upfront premiums originated	115.2	179.7	370.4	433.9
PV estimated installment premiums originated	117.6	66.5	286.9	226.7
PVNIM originated	19.9	13.1	52.6	31.4
PV originations	$252.7	$259.3	$709.9	$692.0

NET EARNED AND WRITTEN PREMIUMS

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Premiums written, net of reinsurance	$148.8	$182.9	$431.9	$463.0
Premiums earned, net of reinsurance	100.6	95.5	294.5	263.7
Net premiums earned excluding effect of refundings and prepayments	90.6	84.8	262.2	241.1

Third-quarter gross premiums written of $198.2 million and net premiums written of $148.8 million represent decreases of 24.4% and 18.6%, respectively.  The declines reflect reductions in upfront premiums originated in the international and U.S. municipal sectors.  Third-quarter net premiums written include $10.6 million of previously ceded business, which FSA had the right to reassume because the reinsurer had been downgraded.  For the first nine months, gross premiums written of $623.8 million and net premiums written of $431.9 million represent decreases of 9.1% and 6.7%, respectively.

For the third quarter, net premiums earned totaled $100.6 million, a 5.4% increase.  This includes $10.0 million of net premiums earned from refundings and prepayments, which were $10.7 million in the third quarter of 2003.  Excluding premiums from refundings and prepayments, third-quarter net premiums earned increased 6.9%.

For the first nine months, net premiums earned totaled $294.5 million, an 11.7% increase.  This includes $32.3 million of net premiums earned from refundings and prepayments, compared with $22.6 million in the same period last year.  Excluding premiums from refundings and prepayments, nine-month net premiums earned increased 8.8%.

NET INTEREST MARGIN.  Third-quarter net interest margin for the financial products segment was $7.6 million in 2004, compared with a $0.5 million loss a year ago.  Nine-month net interest margin increased to $16.5 million in 2004 from $2.9 million in nine months of 2003.  The increases in net interest margin are primarily due to a larger book of GIC business and adverse SFAS No. 133 adjustments in 2003.  Prior-year balances have been reclassified to conform to the 2004 presentation.

INVESTMENT PORTFOLIO. Third-quarter net investment income was $43.7 million, an increase of 11.4%.  The increase primarily reflects higher invested balances.  Third-quarter net realized gains were $1.2 million, compared with $0.2 million a year ago.  The Company’s effective tax rate on investment income (excluding the effects of realized gains and losses and variable interest entities) for the third quarter was 9.4%, versus 9.7% for last year’s third quarter.

Nine-month net investment income was $126.3 million, compared with $113.5 million a year ago.  Nine-month net realized losses were $1.3 million in 2004, compared with net realized gains of $4.0 million in nine months of 2003.

EXPENSES AND RESERVES. For the third quarter, policy acquisition and other operating expenses increased to $31.4 million, $3.2 million higher than in last year’s third quarter.  The Company also recorded a net recovery of losses and loss adjustment expenses totaling $4.3 million ($2.4 million after taxes).  FSA exercised its rights to have the collateral of a defaulted collateralized bond obligation liquidated at a public sale, in which the Company offered the highest bid and acquired the collateral in order to gain control of the portfolio in order to mitigate potential losses.  The previously established case reserve was drawn down to reflect the excess of the purchase amount over the fair value of the collateral.  The $9.5 million balance of the case reserve was returned to the general reserve.  After reevaluating its requirements for the collateralized debt obligation (CDO) portion of the general reserve, the Company then reduced the general reserve by $9.5 million, which was partially offset by normal additions to reserves.  Adjustments to reserves represent management’s estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations and a separate review of the insured CDO portfolio.

During the third quarter, a net amount of $1.4 million was transferred from case reserves to the general reserve, primarily reflecting the transfer described above, partially offset by a transfer to case reserves for a municipal utility transaction.  The CDO portfolio continues to perform within the expectations reflected in previously recorded provisions for CDOs.   Transfers between general and case reserves represent a reallocation of existing loss reserves and have no impact on earnings.  At September 30, 2004, case and general reserves in aggregate totaled $133.2 million, compared with $174.2 million at December 31, 2003.  As previously disclosed, the primary reason for the net reduction in reserves was that FSA exercised its right to have a large CDO transaction redeemed in full during the second quarter of 2004.

NON-GAAP TERMS

Management and investors consider the measures identified in this release as non-GAAP measures to be important in analyzing the financial results of the Company.  However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America and should not be considered as substitutes for such GAAP measures as shareholders’ equity, net income, revenues, expenses and gross premiums written.

Non-GAAP measures used in this release are ABV, operating earnings and PV originations (including its components PV premiums and PVNIM).  Operating earnings and PV originations are reconciled above to net income and gross premiums written, respectively, and ABV is reconciled to book value in the table below.  ABV consists of book value plus the estimated present value of future income from business the Company has already originated, less fair-value adjustments for insured CDS.  The estimated present value of future income is substantial because premiums are earned over the life of each insured transaction. The Company uses ABV and operating earnings to calculate a portion of compensation paid to its employees.

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO
NON-GAAP ADJUSTED BOOK VALUE

(Dollars in millions)

	September 30, 2004	December 31, 2003
Shareholders’ Equity (Book Value) [1]	$2,431.9	$2,168.4
After-tax value of:
Net deferred premium revenue less deferred acquisition cost and goodwill	641.3	572.8
Present value of future net installment premiums and present value of future net interest margin [2]	485.2	424.1
Less fair-value adjustments for insured CDS	(19.3)	6.5
Adjusted Book Value [3]	$3,539.1	$3,171.8

[1]               Includes the effect of after-tax unrealized gains in the investment portfolio, which was $157.7 million at September 30, 2004 and $147.4 million at December 31, 2003.

[2]               The discount rate varies according to the year of origination.  For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years.  The rate was 5.62% in 2004 and 5.91% in 2003.

[3]               The Company began to exclude fair-value adjustments for insured CDS from ABV in the third quarter of 2004.  ABV for December 31, 2003 is restated accordingly.

This release also contains certain other non-GAAP measures that are based on statutory accounting principles applicable to insurance companies.  Management uses such measures because the measures are required by regulators and used by rating agencies to assess the capital adequacy of the Company.  The following table presents statutory information for FSA.

CLAIMS-PAYING RESOURCES (STATUTORY BASIS)
FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES
(Dollars in thousands)

	September 30, 2004	December 31, 2003
Contingency Reserve	$1,185,565	$936,761
Capital and Surplus	1,070,368	1,167,496
Qualified Statutory Capital	2,255,933	2,104,257
Net Unearned Premium Reserve	1,561,771	1,356,385
Loss and Loss Adjustment Expenses	40,676	64,936
Policyholder Capital and Reserves	3,858,380	3,525,578
Net Present Value of Installment Premiums	705,866	607,092
Third-Party Capital Support	525,000	525,000
Total Claims-Paying Resources	$5,089,246	$4,657,670

Net Insurance in Force (principal & interest)	$459,422,216	$409,476,253
Capital Ratio [1]	204:1	195:1
Claims-Paying Ratio [2]	90:1	88:1

[1]          Capital ratio is net insurance in force divided by qualified statutory capital.

[2]          Claims-paying ratio is net insurance in force divided by claims-paying resources.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, www.fsa.com, today.  The Operating Supplement contains additional information about results for the period covered in this release.  On the Investor Presentations page of its website, the Company will also post updated information about its insured securitization program with AmeriCredit Corp.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value per share or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest-rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of reserves established by the Company for losses and loss adjustment expenses; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA’s reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA-insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company; and (xv) other factors, most of which are beyond the Company’s control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world.  Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities.  FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  FSA Holdings is a member of the Dexia group.  For additional information, visit www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Net premiums written	$148,831	$182,946	$431,906	$463,015

Net premiums earned	100,585	95,460	294,514	263,708
Net investment income	43,684	39,218	126,315	113,527
Net realized gains (losses)	1,158	151	(1,262)	4,044
Net interest income from financial products segment and variable interest entities	44,126	17,041	102,120	36,947
Financial products net realized gains (losses)	2,099		2,217	(1,096)
Net realized and unrealized gains on derivative instruments	17,853	8,259	40,382	10,399
Other income	2,488	290	6,081	1,917
TOTAL REVENUES	211,993	160,419	570,367	429,446
Expenses:
Losses and loss adjustment (benefit) expenses	(4,263)	14,638	11,103	27,533
Interest expense	6,748	11,750	20,245	25,921
Policy acquisition costs	15,989	16,349	44,608	43,285
Net interest expense from financial products segment and variable interest entities	35,446	15,060	88,309	29,289
Other operating expenses	15,411	11,872	51,034	44,811
TOTAL EXPENSES	69,331	69,669	215,299	170,839
Minority interest	2,871	(3,025)	(7,017)	(7,745)
Equity in earnings of unconsolidated affiliates	(19,133)	(5,874)	(3,415)	3,512
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	126,400	81,851	344,636	254,374
Provision for income taxes	(34,565)	(20,570)	(85,550)	(59,179)
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	91,835	61,281	259,086	195,195
Cumulative effect of accounting change, net of income taxes of $2,598		4,800		4,800
NET INCOME	91,835	66,081	259,086	199,995
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities:
Holding gains (losses) arising during period	67,209	(27,218)	11,377	14,180
Less: reclassification adjustment for gains included in net income	2,537	229	1,108	2,707
Other comprehensive income (loss)	64,672	(27,447)	10,269	11,473
COMPREHENSIVE INCOME	$156,507	$38,634	$269,355	$211,468

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2004	December 31, 2003
ASSETS
Bonds at fair value (amortized cost of $3,796,212 and $3,275,310)	$4,036,905	$3,508,649
Equity securities at fair value (cost of $13,919)	13,051
Short-term investments	228,472	224,429
Variable interest entities’ bonds at fair value (amortized cost of $1,353,682 and $1,423,657)	1,353,960	1,422,538
Variable interest entities’ short-term investment portfolio	22,126	11,102
Financial products bond portfolio at fair value (amortized cost of $6,105,082 and $4,033,979)	6,103,857	4,031,263
Financial products bond portfolio pledged as collateral at fair value (amortized cost of $18,476 and $70,358)	18,331	66,423
Financial products short-term investment portfolio	1,005,696	228,812
Total investment portfolio	12,782,398	9,493,216
Cash	20,463	19,460
Securitized loans	388,806	440,611
Deferred acquisition costs	300,359	273,646
Prepaid reinsurance premiums	735,595	695,398
Investment in unconsolidated affiliates	105,969	110,863
Reinsurance recoverable on unpaid losses	46,845	59,235
Other assets	1,244,211	1,282,241

TOTAL ASSETS	$15,624,646	$12,374,670

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Deferred premium revenue	$2,022,581	$1,861,960
Losses and loss adjustment expenses	180,030	233,408
Guaranteed investment contracts and variable interest entities’ debt	9,327,191	6,809,771
Deferred federal income taxes	204,087	152,646
Notes payable	430,000	430,000
Accrued expenses and other liabilities	1,028,853	718,449

TOTAL LIABILITIES AND MINORITY INTEREST	13,192,742	10,206,234

Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	$335	$335
Additional paid-in capital	899,311	900,224
Accumulated other comprehensive income (net of deferred income taxes of $80,817 and $76,041)	157,702	147,433
Accumulated earnings	1,374,556	1,120,444
Deferred equity compensation	23,528	23,445
Less treasury stock at cost (297,276 and 297,658 shares held)	(23,528)	(23,445)

TOTAL SHAREHOLDERS’ EQUITY	2,431,904	2,168,436

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS’ EQUITY	$15,624,646	$12,374,670

Operating Expense Analysis

(dollars in thousands)

2004	1st Qtr.	2nd Qtr.	3rd Qtr.	Year-to-Date

Amortization of previously deferred underwriting expenses and reinsurance commissions	$14,798	$13,821	$15,989	$44,608

Gross underwriting and operating expenses	52,798	54,299	67,972	175,069
Underwriting expenses deferred	(38,098)	(36,786)	(47,382)	(122,266)
Financial products other operating expenses	1,774	1,637	2,389	5,800
Reinsurance commissions received, net	(19,245)	(18,309)	(13,391)	(50,945)
Reinsurance commissions deferred, net	19,245	18,309	13,391	50,945
Other operating expenses	16,474	19,150	22,979	58,603

Total expenses	$31,272	$32,971	$38,968	$103,211

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year

Amortization of previously deferred underwriting expenses and reinsurance commissions	$13,399	$13,537	$16,349	$15,107	$58,392

Gross underwriting and operating expenses	45,014	53,908	45,419	64,784	209,125
Underwriting expenses deferred	(31,849)	(39,561)	(34,816)	(45,978)	(152,204)
Financial products other operating expenses	2,435	2,992	1,269	3,323	10,019
Reinsurance commissions received, net	(9,083)	(27,920)	(20,996)	(15,945)	(73,944)
Reinsurance commissions deferred, net	9,083	27,920	20,996	15,945	73,944
Other operating expenses	15,600	17,339	11,872	22,129	66,940

Total expenses	$28,999	$30,876	$28,221	$37,236	$125,332

Effect of Insured Bond Refundings
(dollars in thousands)

2004	1st Qtr.	2nd Qtr.	3rd Qtr.	Year-to-Date
Earned Premium Recognized	$7,745	$14,539	$9,998	$32,282
Less:
Deferred Acquisition Costs Recognized	1,458	1,521	1,988	4,967
Net Effect Before Taxes	6,287	13,018	8,010	27,315
Tax Provision	2,200	4,556	2,804	9,560
Net Income Effect	4,087	8,462	5,206	17,755

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$4,397	$7,493	$10,729	$8,905	$31,524
Less:
Deferred Acquisition Costs Recognized	1,220	1,376	2,789	2,099	7,484
Net Effect Before Taxes	3,177	6,117	7,940	6,806	24,040
Tax Provision	1,112	2,141	2,779	2,382	8,414
Net Income Effect	2,065	3,976	5,161	4,424	15,626

Annual Financial and Statistical Data
(dollars in thousands, except per share data)

	Years Ended December 31,
	2003	2002	2001	2000		1999
Income Statement
Gross premiums written	$895,826	$803,701	$485,570	$372,325		$362,671
Net premiums written	614,284	532,747	319,638	218,138		230,435
Net premiums earned	356,373	314,880	230,999	192,149		174,959
Net investment income	154,048	139,120	128,921	121,144		94,723
Losses and loss adjustment expenses	34,486	65,613	12,497	9,403		8,829
Income before income taxes and cumulative effect of accounting change	376,373	216,179	269,477	67,401	(2)	163,978
Net income	290,586	181,075	209,496	63,283	(2)	125,405
Selected Financial Statistics
GAAP Basis(1)
Loss ratio (%)	9.5%	20.6%	5.4%	4.9%		5.0%
Expense ratio (%)	31.8	31.6	34.6	54.5		38.3
Combined ratio (%)	41.3	52.2	40.0	59.4		43.3
SAP Basis(1)
Loss ratio (%)	3.7	15.1	4.0	(0.5)		3.0
Expense ratio (%)	21.3	20.9	37.1	59.1		18.9
Combined ratio (%)	25.0	36.0	41.1	58.6		21.9
Balance Sheet
Total investments	$9,581,239	$5,037,395	$3,214,097	$2,234,851		$2,140,022
Prepaid reinsurance premiums	695,398	557,659	420,798	354,117		285,105
Total assets	12,304,515	7,027,483	4,308,854	3,148,694		2,905,644
Deferred premium revenue	1,861,960	1,450,211	1,090,332	936,826		844,146
Notes payable	430,000	430,000	330,000	230,000		230,000
Total liabilities and minority interest	10,136,079	5,159,113	2,672,896	1,682,961		1,652,960
Shareholders’ equity	2,168,436	1,868,370	1,635,958	1,465,733		1,251,984
Selected Financial Statistics(3)
Gross insurance in force	$565,371,437	$512,232,953	$422,296,318	$321,753,871		$271,964,391
Net insurance in force	409,476,253	365,256,111	300,637,067	225,426,403		195,571,240
Qualified statutory capital	2,104,257	1,876,117	1,593,570	1,436,681		1,320,082
Capital ratio	195:1	195:1	189:1	157:1		148:1

(1)          These ratios and statistics relate solely to FSA.  The GAAP loss ratio is losses and loss adjustment expenses incurred (inclusive of additions to the General Reserve) divided by net premiums earned.  The SAP loss ratio is losses and loss adjustment expenses incurred (exclusive of additions to the General Reserve) divided by net premiums earned.  The GAAP expense ratio is underwriting and operating expenses divided by net premiums earned.  The SAP expense ratio is underwriting and operating expenses divided by net premiums written.  The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)          Includes $105,541 of merger related costs.

(3)          Amounts are statutory data for FSA as a separate company and therefore include amounts relating to FSA-insured GICs issued by the GIC Subsidiaries, FSA Global investments insured by FSA and Canadian Global debt insured by FSA.

Statutory Analytics & Investment Portfolio

September 30, 2004

(dollars in thousands)

Statutory Analytics	3rd Qtr. 2004	Year-to-date 2004	Full Year 2003

Loss Ratio(1)	(1.3)%	6.1%	3.7%
Expense Ratio(1)	33.7	27.2	21.3
Combined Ratio(1)	32.4	33.3	25.0

	9/30/04	12/31/03
Contingency Reserve	$1,185,565	$936,761
Capital and Surplus	1,070,368	1,167,496
Qualified Statutory Capital	2,255,933	2,104,257
Unearned Premium Reserve	1,561,771	1,356,385
Loss and Loss Adjustment Expenses	40,676	64,936
Policyholder Capital and Reserves	3,858,380	3,525,578
Net Present Value of Installment Premiums	705,866	607,092
Third-Party Capital Support	525,000	525,000
Total Claims-Paying Resources	$5,089,246	$4,657,670

Net Insurance in Force (principal & interest)	$459,422,216	$409,476,253
Capital Ratio(2)	204:1	195:1
Claims-Paying Ratio(3)	90:1	88:1

(1)               Underwriting expense ratio is based on net premium earned for GAAP and net premiums written for statutory.

(2)               Capital ratio is net insurance in force divided by qualified statutory capital.

(3)               Claims-paying ratio is net insurance in force divided by claims-paying resources.

Investment Portfolio(1)

Type of Security	Amortized Cost	Market Value	% of Amortized Cost	Yield(2)	Annualized Income(3)

Long-term bonds:
Tax-exempt	$2,801,442	$3,017,973	69.6%	5.00%	$140,063
Taxable	994,770	1,018,932	24.7	5.29	52,590
Short-term	228,472	228,472	5.7	1.07	1,610

Total(4)	$4,024,684	$4,265,377	100.0%	4.92%	$194,263

Maturity	Amortized Cost	% of Amortized Cost	Quality Distribution of Long-Term Fixed Income Investments

Within 1 Year	$283,977	7.1%	AAA	73.0%
1 to 5 Years	609,362	15.1	AA	19.2
5 to 10 Years	655,055	16.3	A	2.6
10 or more Years	2,157,379	53.6	NIG (5)	4.8
Mortgage-backed Securities	256,909	1.5	NR (5)	0.5
Asset-backed Securities	62,002	6.4		100.0%

Total	$4,024,684	100.0%

(1)               Excludes portfolio related to the financial products and variable interest entities bond portfolios.

(2)               Estimated yield on assets at end of reporting quarter; short-term investments includes taxable and tax-exempt securities but excludes cash equivalents of $78.3 million.

(3)               Before taxes if applicable; based on indicated yields.

(4)               Excludes stocks of $13.1 million.

(5)               Includes investments purchased in a refinancing of an FSA-insured transaction.

Municipal New-Issue Market Data(1)

(dollars in billions)

	Par Value		Percent Insured	FSA Market Share(2)
	Issued	Insured		Amount	Percent

3rd Qtr. 2004	$77.2	$46.0	59.6%	$10.9	23.7%
2nd	104.2	61.3	59.4	12.9	21.0
1st	86.0	39.9	46.7	11.6	29.1

4th Qtr. 2003	92.3	38.0	41.2	10.1	26.6
3rd	85.4	45.8	53.6	13.3	29.0
2nd	120.2	59.9	49.8	15.7	26.2
1st	85.6	46.7	54.6	13.1	28.1

2003	383.5	190.4	49.6	52.2	27.4
2002	358.8	178.9	49.9	47.5	26.6
2001	288.2	134.3	46.6	36.3	27.0
2000	200.7	79.3	39.5	19.5	24.6
1999	227.6	105.6	46.4	24.2	22.9
1998	286.7	145.5	50.8	32.0	22.0
1997	220.7	107.5	48.7	16.2	15.1
1996	185.2	85.7	46.3	11.2	13.1
1995	160.4	68.6	42.8	3.3	4.8
1994	165.1	61.5	37.3	2.7	4.4
1993	292.2	107.9	36.9	7.5	7.0
1992	234.7	80.8	34.4	4.8	5.9
1991	172.4	51.9	30.1	2.8	5.4

(1)          FSA estimates based on industry sources, including The Bond Buyer and Securities Data Company.  Data is subject to revision as additional information becomes available.

(2)          Share of insured bond market.  FSA volume for 1993 through 2004 is based on sales dates, not closing dates, and will not reconcile with other data in this Supplement.  Excludes secondary-market and non-U.S. transactions.

Gross Par Value and Present Value Originated by FSA(1)
(dollars in millions)

	3rd Quarter		Year-to-Date
	2004	2003	2004	2003
Municipal (U.S. and International)
Gross Par Insured	$13,331	$18,083	$38,561	$46,155
Gross Premiums Written
Up-Front	105.5	178.0	359.9	418.9
Installments(2)	6.4	8.1	22.4	35.9
Total Gross Premiums	111.9	186.1	382.3	454.8

Gross Present Value of Premiums Written(3)	109.7	180.6	419.6	473.5

Asset-Backed (U.S. and International)
Gross Par Insured	31,243	9,411	48,146	17,998
Gross Premiums Written
Up-Front	9.7	3.5	10.4	16.9
Installments(2)	89.5	73.6	253.2	215.9
Total Gross Premiums	99.2	77.1	263.6	232.8

Gross Present Value of Premiums Written(3)	123.1	65.6	237.7	187.1

Financial Products
Gross Par Value Insured(4)	1,689	1,185	3,960	2,144

Gross Present Value of Net Interest Margin(5)	19.9	13.1	52.6	31.4

Total Originations Written
Gross Par Insured	46,263	28,679	90,667	66,297
Gross Originations Written
Up-Front	115.2	181.5	370.3	435.8
Installments	95.9	83.6	275.6	256.6
Total Gross Originations	211.1	265.1	645.9	692.4

Gross Present Value Originations	252.7	259.3	709.9	692.0

(1)          Amounts are statutory data for FSA as a separate company and therefore include amounts relating to FSA-insured GICs issued by the GIC Subsidiaries, FSA Global investments insured by FSA and Canadian Global debt insured by FSA.

(2)          Installments are the periodic premium payments received by FSA for business written in current and prior years.

(3)          The Company evaluates its insurance business production for a given period by its gross present value (PV) of premiums written.  Gross PV premiums written for a particular period includes both (i) the amount of premiums received in such period under all insurance policies in which premiums are payable up front and (ii) the amount of all future premiums estimated to be payable under the Company’s installment-based policies issued during such period, discounted to present value.   The discount rate for business written in 2004 is 5.62% per annum and in 2003 is 5.91% per annum, equal to the average pre-tax yield on the Company’s investment portfolio for the previous three calendar years.  Management uses its best estimate of the life of each insurance policy for which premiums are payable in installments when calculating gross PV premiums written.  However, the actual period over which installment-based premiums are paid and the total amount paid will vary from management’s estimate if the insured obligation remains outstanding for a period that is different from that estimated by management.  If the life of an insured obligation is shorter than that estimated, the related gross PV premiums outstanding will be reduced.  Conversely, if the life of an insured obligation is longer than that estimated, the related gross PV premiums outstanding will be increased.

(4)          Relates only to FSA-insured GICs issued by the Company’s GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC), which are consolidated in the Company’s financial statements.  For these transactions, the outstanding par amounts are reflected as insurance exposure in FSA’s financial statements but as GIC liabilities in those of the Company.  As a result, the total outstanding exposures reported by FSA and the Company differ.

(5)          The present value of the net interest margin represents the present value of the difference between the estimated interest to be received on the GIC investments and the estimated interest to be paid on the GIC liabilities over the estimated life of each transaction, giving effect to swaps and other derivatives which convert fixed rate assets and liabilities to floating rates.  The discount rate is the same as used for premiums (see footnote 3).

FSA Insured Portfolio Profile
Par Value
(dollars in millions)

	Insured in 2004				Outstanding as of September 30, 2004
	Gross Amount		Net Amount		Net Amount
		%		%		%
Municipal Obligations
Domestic
General obligation bonds	$16,657	43.2%	$12,383	45.7%	$73,324	38.8%
Tax-supported bonds	6,399	16.6	4,451	16.4	36,249	19.2
Municipal utility revenue bonds	4,351	11.3	3,150	11.6	32,347	17.1
Health care revenue bonds	3,475	9.0	1,999	7.4	8,878	4.7
Housing revenue bonds	1,398	3.6	1,054	3.9	7,397	3.9
Transportation revenue bonds	2,398	6.2	1,606	5.9	12,350	6.5
Other municipal bonds	1,943	5.1	1,527	5.7	11,148	5.9
Subtotal	36,621	95.0	26,170	96.6	181,693	96.1
International	1,940	5.0	927	3.4	7,440	3.9
Total municipal obligations	$38,561	100.0%	$27,097	100.0%	$189,133	100.0%

Geographic Distribution
California	$4,643	12.0%	$3,808	14.0%	$26,291	13.9%
New York	2,945	7.6	2,051	7.6	17,020	9.0
Texas	2,154	5.6	1,694	6.2	13,062	6.9
Pennsylvania	2,385	6.2	1,876	6.9	11,890	6.3
Florida	1,801	4.7	1,283	4.7	10,932	5.8
Illinois	2,106	5.5	1,598	5.9	9,160	4.8
New Jersey	910	2.4	532	2.0	8,911	4.7
Washington	1,623	4.2	977	3.6	7,015	3.7
Michigan	1,139	2.9	777	2.9	5,684	3.0
Massachusetts	689	1.8	478	1.8	5,031	2.7
Wisconsin	1,028	2.7	891	3.3	4,664	2.5
Ohio	962	2.5	622	2.3	4,344	2.3
Georgia	1,701	4.4	1,128	4.2	3,807	2.0
All Other U.S. Jurisdictions	12,535	32.5	8,455	31.2	53,882	28.5
International	1,940	5.0	927	3.4	7,440	3.9
Total municipal obligations	$38,561	100.0%	$27,097	100.0%	$189,133	100.0%

Asset-Backed Obligations
Domestic
Residential mortgages	$25,282	48.5%	$22,572	48.0%	$29,166	19.9%
Consumer receivables	1,693	3.2	1,248	2.7	9,668	6.6
Pooled corporate obligations	12,227	23.5	11,120	23.6	54,603	37.3
Investor-owned utility obligations	—	0.0	—	0.0	334	0.2
Other asset-backed obligations(1)	6,392	12.3	6,136	13.0	12,826	8.8
Subtotal	45,594	87.5	41,076	87.3	106,597	72.8
International	6,512	12.5	5,963	12.7	39,752	27.2
Total asset-backed obligations(1)	$52,106	100.0%	$47,039	100.0%	$146,349	100.0%
Total Portfolio	$90,667		$74,136		$335,482

Distribution of Insured Portfolio by Rating as of September 30, 2004

Rating(2)	Percent of Portfolio
AAA	29.5%
AA	26.3
A	33.2
BBB	10.5
Other	0.5
100.0%

(1)          Includes amounts related to FSA-insured GICs.

(2)          Based upon internal FSA ratings.

50 Largest Municipal Exposures
as of September 30, 2004

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
California Housing Finance Agency Single-Family Mortgage Revenue Bonds	$1,172.35%
Clark County School District, NV, G.O.		1,007.30
Atlanta, GA, Water and Sewer Revenue		1,002.30
Commonwealth of Massachusetts G.O.		992.30
Long Island Power Authority, NY		907.27
State of Washington G.O.		887.26
New York City, NY, G.O.		885.26
State of Hawaii G.O.		826.25
New York State Thruway Authority, Highway and Bridge Trust Fund		825.25
Port Authority of New York and New Jersey, Consolidated Bonds		799.24
State of Illinois G.O.		786.23
New Jersey Transportation Trust Fund Authority		786.23
Metropolitan Transit Authority, NY		779.23
State of California G.O.		764.23
New Jersey Turnpike Authority Revenue Bonds		741.22
New York Local Government Assistance Corp		717.21
State of Connecticut Special Tax		709.21
Seattle, WA, Light and Power		698.21
Philadelphia, PA, School District G.O.		698.21
New York City, NY, Municipal Water Finance Authority		671.20
Los Angeles USD, CA, G.O.		666.20
South Carolina Public Service Authority, Santee Cooper		659.20
Detroit, MI, Sewage Disposal System Revenue Bonds		651.19
Metropolitan Transit Authority, NY Dedicated Tax		646.19
Kentucky State Property and Buildings Commission Revenue Bonds		643.19
NYS Dormitory Authority - Mental Health Services		628.19
Chicago, Illinois G.O.		628.19
Florida Public Education (Gross Receipts)		610.18
Puerto Rico Electric Power Authority		603.18
Massachusetts Water Resources Authority, General Revenue		602.18
Houston, TX Airport System		600.18
Commonwealth of Pennsylvania G.O.		589.18
Los Angeles MTA, CA, Sales Tax Revenue Bonds		585.17
District of Columbia, G.O.		573.17
Energy Northwest Electric Revenue		545.16
Michigan State Building Authority		544.16
Metropolitan Washington Airport Authority		538.16
Hydro-Quebec - Province of Quebec Guaranteed		536.16
New Jersey Economic Development Authority State Pension Funding		533.16
NJHMFA Multi-Family Housing Revenue Bonds		530.16
Miami-Dade County, FL, Aviation Revenue Miami Int’l Airport		524.16
Kansas DFA State Appropriation Bonds		513.15
Commonwealth of Puerto Rico G.O.		501.15
State of California Department of Water Resources Power Supply		499.15
New York City, NY, Health and Hospital Corp		493.15
State of Connecticut G.O.		459.14
Philadelphia, PA, G.O.		456.14
Sacramento Municipal Utility District, CA, Electric Revenue		454.14
Maine Health and Higher Educational Facilities Authority		454.14
Total		$33,515	9.99%

25 Largest Asset-Backed Exposures
as of September 30, 2004

(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding

International Super AAA Synthetic Residential MBS	$2,899.86%
International Super AAA Synthetic CDO		2,776.83
International Synthetic CDO		1,886.56
International Super AAA Synthetic CDO		1,852.55
Ameriquest Mortgage 2004-R8		1,772.53
LBMLT Mortgage 2004-1		1,769.53
International Super AAA Synthetic Residential MBS		1,645.49
International Synthetic CDO		1,576.47
U.S. AAA Synthetic CDO		1,484.44
U.S. AAA Synthetic CDO		1,476.44
US Super AAA Synthetic CDO		1,466.44
International Super AAA Synthetic CDO		1,441.43
International Super AAA Synthetic CDO		1,425.43
International Synthetic CDO		1,404.42
International Super AAA Synthetic CDO		1,356.40
US Super AAA Synthetic CDO		1,312.39
Ameriquest Mortgage 2004-R7		1,296.39
International Super AAA Synthetic CDO		1,262.38
Long Beach Mortgage 2004-4		1,246.37
International Super AAA Synthetic CDO		1,236.37
US Super AAA Synthetic CDO		1,211.36
International Synthetic CDO		1,126.34
International Super AAA Synthetic CDO		1,120.33
CWL Mortgage 2004-1		1,092.33
International Super AAA Synthetic CDO		1,090.33
Total		$38,218	11.39%

“International” denotes a transaction with 20% or greater non-US collateral.  “Super AAA” means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating.  Where indicated, ratings are current FSA internal ratings expressed in industry terms.

FSA Asset-Backed Debt Service and Premiums (1) (2)

(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service			Portfolio Run Off(2)	Ending Net Outstanding
	Gross	Ceded	Net

3rd Qtr. 2004	$32,180	$3,819	$28,361	$(8,640)	$157,035
2nd	9,459	460	8,999	(4,705)	137,314
1st	7,707	786	6,921	(7,641)	133,020

4th Qtr. 2003	5,503	619	4,884	(6,056)	133,740
3rd	8,822	1,340	7,482	(6,923)	134,912
2nd	6,279	1,444	4,835	(8,761)	134,353
1st	4,501	1,150	3,351	(6,757)	138,279

2003	25,105	4,553	20,552	(28,497)	133,740
2002	54,129	10,582	43,547	(29,166)	141,685
2001	75,404	10,681	64,723	(19,807)	127,304
2000	44,714	8,181	36,533	(19,031)	82,388
1999	41,694	8,904	32,790	(15,574)	64,886

Premiums (GAAP Basis)

				Ending Net Unearned Premium	Ending Net PV Premium(3)
	Premium Written
	Gross	Ceded	Net			Total

3rd Qtr. 2004	$86.3	$23.3	$63.0	$87.4	$602.8	$690.2
2nd	86.3	27.4	58.9	85.9	527.7	613.6
1st	68.8	18.6	50.2	87.2	528.4	615.6

4th Qtr. 2003	80.6	22.3	58.3	91.3	518.4	609.7
3rd	78.8	22.3	56.5	92.2	511.8	604.0
2nd	91.3	26.7	64.6	95.7	507.6	603.3
1st	67.5	20.0	47.5	88.6	522.6	611.2

2003	318.2	91.3	226.9	91.3	518.4	609.7
2002	298.0	82.3	215.7	93.5	520.1	613.6
2001	254.8	86.8	168.0	105.2	510.2	615.4
2000	202.6	68.0	134.6	98.4	352.3	450.7
1999	160.9	45.0	115.9	93.4	301.7	395.1

(1)          Excludes the effect of FSA Global Funding Limited and Canadian Global Funding Corporation.

(2)          Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

(3)          This is a non-GAAP term.

FSA Municipal Debt Service and Premiums
(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service			Portfolio Run Off(1)	Ending Net Outstanding
	Gross	Ceded	Net

3rd Qtr. 2004	$22,921	$6,816	$16,105	$(5,021)	$302,387
2nd	23,817	7,810	16,007	(6,409)	291,303
1st	18,493	5,657	12,836	(6,867)	281,705

4th Qtr. 2003	19,165	5,049	14,116	(4,512)	275,736
3rd	29,620	6,115	23,505	(8,210)	266,132
2nd	28,389	8,004	20,385	(3,258)	250,837
1st	18,477	3,277	15,200	(5,061)	233,710

2003	95,651	22,445	73,206	(21,041)	275,736
2002	92,952	27,048	65,904	(15,666)	223,571
2001	64,821	20,431	44,390	(14,095)	173,333
2000	40,542	16,456	24,086	(11,733)	143,038
1999	45,749	15,088	30,661	(12,301)	130,685

Premiums (GAAP Basis)

				Ending Net Unearned Premium	Ending Net PV Premium(2)	Total
	Premium Written
	Gross	Ceded	Net

3rd Qtr. 2004	$111.9	$26.1	$85.8	$1,199.6	$103.1	$1,302.7
2nd	149.8	42.1	107.7	1,169.8	102.0	1,271.8
1st	120.7	54.4	66.3	1,103.6	88.0	1,191.6

4th Qtr. 2003	133.1	35.8	97.3	1,075.3	88.7	1,164.0
3rd	186.2	56.8	129.4	1,006.5	84.3	1,090.8
2nd	206.4	80.2	126.2	914.8	88.9	1,003.7
1st	62.1	17.4	44.7	816.1	79.0	895.1

2003	587.8	190.2	397.6	1,075.3	88.7	1,164.0
2002	508.9	188.6	320.3	799.0	69.6	868.6
2001	230.8	79.2	151.6	564.3	46.2	610.5
2000	169.7	86.2	83.5	484.3	42.0	526.3
1999	201.8	87.3	114.5	465.7	38.0	503.7

(1)          Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

(2)          This is a non-GAAP term.

FSA Asset-Backed Net Debt Service and Net Premiums

Amortization and Ending Balances (1)

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding

3rd Qtr. 2004	—	$157,035
4th	$8,496	148,539

2005	33,042	115,497
2006	35,901	78,596
2007	20,713	58,813
2008	16,638	42,245

2009-2013	35,281	6,964
2014-2018	3,987	2,977
2019-2023	1,447	1,530
2024+	1,530
Total	$157,035

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total

3rd Qtr. 2004	$87.4	—	—	—
4th	63.6	$23.8	$29.5	$53.3

2005	51.2	12.4	170.8	183.2
2006	42.3	8.9	125.2	134.1
2007	34.6	7.7	80.4	88.1
2008	27.3	7.3	59.6	66.9

2009-2013	8.3	19.0	124.1	143.1
2014-2018	4.4	3.9	33.4	37.3
2019-2023	2.8	1.6	17.4	19.0
2024 +		2.8	21.8	24.6
Total		$87.4	$662.2	$749.6

(1) Excludes the effect of FSA Global Funding Limited and Canadian Global Funding Corporation.

FSA Municipal Net Debt Service and Net Premiums

Amortization and Ending Balances

(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding

3rd Qtr. 2004	—	$302,387
4th	$4,029	298,358

2005	16,299	282,059
2006	16,048	266,011
2007	16,429	249,582
2008	16,640	232,942

2009-2013	78,546	154,396
2014-2018	63,333	91,063
2019-2023	45,683	45,380
2024+	45,380
Total	$302,387

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total

3rd Qtr. 2004	$1,199.6	—	—	—
4th	1,167.5	$32.1	$0.6	$32.7

2005	1,055.7	111.8	9.9	121.7
2006	955.7	100.0	10.9	110.9
2007	863.8	91.9	10.4	102.3
2008	779.4	84.4	10.1	94.5

2009-2013	446.7	332.7	45.4	378.1
2014-2018	230.1	216.6	36.6	253.2
2019-2023	101.7	128.4	24.0	152.4
2024+		101.7	24.5	126.2

Total		$1,199.6	$172.4	$1,372.0

Corporate Headquarters

Financial Security Assurance Holdings Ltd.

350 Park Avenue

New York, New York 10022

(1)(212) 826-0100

Investor Relations Contact

Robert S. Tucker

Managing Director

(1)(212) 339-0861

rtucker@fsa.com

Corporate Communications Contact

Betsy Castenir

Managing Director

(1)(212) 339-3424

bcastenir@fsa.com

Internet

This Quarterly Operating Supplement and other information are available on the World Wide Web at www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Quarterly Operating Supplement

September 30, 2004